SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

December 22, 2008
Date of Earliest Reported Event
AMEN PROPERTIES, INC.
(Exact name of registrant as specified in its Charter)
Delaware
(State or other jurisdiction of incorporation)
000-22847
(Commission File Number)
54-1831588
(IRS Employer Identification No.)
303 W. Wall Street, Suite 2300
Midland, Texas 79701
(Address of principal executive offices) (Zip Code)
(972) 664-1610
(Registrant's telephone number, including area code)
NA
(Former Name or Former Address, if Changed Since Last Report)

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

FORM 8-K

Item 1.01 -- Entry Into a Material Definitive Agreement

On December 22, 2008, Amen Properties, Inc. (the “Company”) entered into a Securities Purchase Agreement to acquire certain membership interests totaling 45.5% (the “Acquired Interests”) in SFF Production, LLC (“SFF P”).  The transaction will close and be effective December 31, 2008 for a purchase price of $6,827,576.  Prior to this transaction, the Company owns one third of the membership interests of SFF P and after the transaction will own 78.8%.  $1,365,515 of the purchase will be paid in cash, with the remainder of $5,462,061 to be paid via the issuance of a new series of preferred stock of the Company, Preferred Series E (“Preferred E”).

The purchase price was based on an in-house valuation performed by the Company.  The purchase agreement provides for a purchase price adjustment based on a PV-10 valuation to be done by an independent third party within 90 days after closing.  The Company has hired Ryder Scott Company to perform the valuation.

Prior to this transaction, on December 17, 2007, as described in the Company’s report filed on Form 8-K on December 18, 2007 and amended on October 14, 2008, the Company acquired one third of the membership interests of SFF P for approximately $2,416,000.  SFF P owns 100% of certain oil and gas working interests purchased from Santa Fe Energy Trust and Devon Energy Production Company.  For the nine months ended September 30, 2008, the Company reported unaudited equity earnings from its one third interest in SFF P of approximately $1,165,500 and cash distributions of $800,000.  After the transaction, the Company now owns 78.8% of the membership interests of SFF P.

As a result of this transaction, the Company will control SFF P and its operations, subsequent to December 31, 2008, will be consolidated into the Company’s results of operations.

Below is a summary of the significant characteristics of the 546,206 shares of Preferred Series E to be issued in connection with this transaction:

  Pays an annual dividend of 10%
  Is convertible at a conversion price of $6/share into 910,343 shares of Amen Common Stock and has proportionate voting rights
  Has a minimum holding period of three years during which time the Company cannot redeem

The conversion of the Preferred Series E shares into common stock will require shareholder approval pursuant to NASDAQ regulations.

Certain of the Acquired Interests were purchased from the Company’s Directors on the same basis as non-affiliated parties, as shown in the table below:

Director	SFF P Membership Interest	Total Proceeds	Cash Proceeds	Preferred Series E Value	# Common Shares on Conversion
Eric Oliver, Chairman (a)	7.9%	$1,184,251	$236,850	$947,401	157,900
Jon Morgan, CEO	5.0%	750,000	150,000	600,000	100,000
Jess Correll (b)	22.0%	3,293,326	658,665	2,634,660	439,110
Total	34.9%	$5,227,577	$1,045,515	4,182,061	697,010
(a)	Membership interest held indirectly through Mr. Oliver’s control of Softvest, LP.
(b)	Membership interest held indirectly through Mr. Correll’s control of Universal Guaranty Life Insurance Company and American Capitol Insurance Company.

The description herein of the material terms of this transaction is qualified in its entirety by reference to the Securities Purchase Agreement attached hereto as Exhibit 10.1.

Item 3.02 --  Unregistered Sales of Equity Securities

See discussion of the agreement to issue the Preferred E in Item 1.01.

Item 9.01 --  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

	N/A

(b)	Pro Forma Financial Information.

	N/A

(c)	Exhibits.

	Title	Exhibit No.

	Securities Purchase Agreement by and among Certain
	Members of SFF Production, LLC as Sellers and Amen
	Properties, Inc. as Buyer	10.1
	Press Release	99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEN Properties, Inc. (Registrant)

Date: December 29, 2008	By:	/s/ Jon M Morgan
Jon M Morgan, Chief Executive Officer (Signature)